SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ProAssurance Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	63-1261433 (IRS Employer Identification No.)

100 Brookwood Place, Birmingham, Al (Address of Principal Executive Offices)	35209 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-49378 (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered

Common Stock, $0.01 par value	New York Stock Exchange, Inc.

     Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of ProAssurance Capital Stock” and “Comparison of Shareholder Rights” in the Registrant’s Prospectus, dated April 30, 2001, (Registration No. 333-49378), and filed with the Securities and Exchange Commission on May 3, 2001, pursuant to 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2. Exhibits.

     None.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 8, 2001

ProAssurance Corporation

(Registrant)

	By:	/s/ James J. Morello

James J. Morello

Treasurer, Secretary and Chief Financial Officer